As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333-290108

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-1 ON

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

IMAGENEBIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	81-1697316
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12526 High Bluff Drive, Suite 345

San Diego, CA 92130

(858) 345-6265

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kristin Yarema, Ph.D.

Chief Executive Officer

12526 High Bluff Drive, Suite 345

San Diego, CA 92130

(858) 345-6265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Asa M. Henin, Esq.

Dylan S. Kornbluth, Esq.

Brittany K. Wightman, Esq.

Cooley LLP

10265 Science Center Drive San Diego, CA 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

ImageneBio, Inc., a Delaware corporation (the “Company”), initially filed a Registration Statement on Form S-1 on September 8, 2025, which was declared effective on September 15, 2025, and was subsequently amended by Post-Effective Amendment No. 1, which was filed on April 2, 2026 (as amended, the “Registration Statement”).

This Post-Effective Amendment No. 2 to the Registration Statement is being filed by the Company to (i) convert the Registration Statement into a registration statement on Form S-3 (the “Post-Effective Amendment”), (ii) update certain information regarding the securities being offered pursuant to the prospectus contained herein, (iii) update information regarding the selling stockholders named in this prospectus, and (iv) update certain information regarding the Company.

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement on September 8, 2025.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 5, 2026

PROSPECTUS

1,371,224 Shares of Common Stock

This prospectus relates to the resale by certain of the selling stockholders named in this prospectus (each, a “selling stockholder” and collectively, the “selling stockholders”) of 1,371,224 shares of voting common stock, par value $0.001 per share (“common stock”), issued in a private placement on July 25, 2025 (the “PIPE Financing”) pursuant to that certain Subscription Agreement (the “Subscription Agreement”) with certain investors.

We are registering the offer and sale of these shares to satisfy certain registration rights we have granted.

We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. We will pay the expenses associated with registering the sales by the selling stockholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

The selling stockholders may sell the common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their common stock in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

The selling stockholders may sell any, all or none of the shares and we do not know when or in what amount the selling stockholders may sell their common stock hereunder following the effective date of this registration statement.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “IMA.” On August 4, 2026, the last quoted sale price for our common stock as reported on Nasdaq was $5.71.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us or on our behalf. Neither we, nor the selling stockholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, nor the selling stockholders, are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholders hereunder may, from time to time, sell the shares of common stock offered by them described in this prospectus.

We have not authorized anyone to provide you with information other than the information that we have provided in this prospectus and your reliance on any unauthorized information or representation is at your own risk. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information in a supplement or amendment to this prospectus is accurate only as of the date of such supplement or amendment. Our business, financial condition, results of operations and prospects may have changed since those dates.

MARKET AND INDUSTRY DATA

This prospectus includes industry and market data that we have obtained from industry and general publications, third-party research, studies and surveys, filings of public companies in their respective industries and related industry and internal company surveys. These sources include government and industry sources, which generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. We do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. Assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. This prospectus may also contain trade names, trademarks and service marks belonging to other companies that are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks may appear in this prospectus without the ™ and ® symbols, but such references, or their failure to appear, should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights or the rights of the applicable licensors with respect thereto.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our common stock. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference herein.

Our Company

Overview

We are a clinical-stage biopharmaceutical company developing therapeutics for patients with immunological, autoimmune and inflammatory diseases. Our lead asset, IMG-007, recently named olevaprubart, is a non-depleting anti-OX40 monoclonal antibody that binds specifically to OX40 receptor on activated T cells to block receptor binding to OX40 ligand (“OX40L”). Olevaprubart is being developed to potentially treat multiple autoimmune and inflammatory diseases and disorders, with initial evaluation in atopic dermatitis (“AD”) and alopecia areata (“AA”). OX40 signaling is thought to be important in driving the pathogenesis of a spectrum of immunological, autoimmune and inflammatory diseases, including additional dermatological diseases, respiratory, gastrointestinal, and rheumatic diseases. Olevaprubart is initially being developed for the treatment of AD and AA, and we believe it has further “pipeline within a product” potential. We may explore additional indications with olevaprubart such as asthma, rheumatoid arthritis, and hidradenitis suppurativa, among others.

Corporate Information

We were originally incorporated under the laws of the State of Delaware in February 2016 under the name Kyn Therapeutics, Inc. We were the successor in interest to Kyn Therapeutics L.L.C., a limited liability company formed under the laws of the State of Texas in September 2014. In December 2019, we changed our name from Kyn Therapeutics, Inc. to Ikena Oncology, Inc. (“Ikena”). On July 25, 2025 (the “Closing Date”), we consummated the merger with Inmagene Biopharmaceuticals, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (“Legacy Inmagene”) pursuant to the terms of the Agreement and Plan of Merger, dated as of December 23, 2024 (the “Merger Agreement”), by and among Ikena, Insight Merger Sub I, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands and a direct, wholly owned subsidiary of Ikena (“Merger Sub I”), Insight Merger Sub II, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands and a direct, wholly owned subsidiary of Ikena (“Merger Sub II”), and Legacy Inmagene.

Pursuant to the Merger Agreement, on the Closing Date, (i) Ikena effected a 1-for-12 reverse stock split of Ikena’s issued common stock (the “Reverse Stock Split”), (ii) Merger Sub I merged with and into Legacy Inmagene (the “First Merger”), with Legacy Inmagene surviving the First Merger as a wholly owned subsidiary of Ikena, (iii) immediately following the First Merger, Legacy Inmagene merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Merger”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Ikena, and (iv) following the Second Merger, Ikena changed its name to “ImageneBio, Inc.” As of the open of trading on July 28, 2025, our common stock began trading on Nasdaq under the symbol “IMA”.

Our principal executive offices are located at 12526 High Bluff Drive, Suite 345, San Diego, CA 92130, and our telephone number is (858) 345-6265.

Our website address is imagenebio.com. Textual references and the information contained on, or that can be accessed through, our website are not a part of this prospectus.

Unless otherwise stated or the context otherwise requires, the references in this prospectus to the “Company,” “we,” “our,” or “us” refer to Inmagene Biopharmaceuticals together with its consolidated subsidiaries for periods prior to the Merger and to ImageneBio, Inc. together with its consolidated subsidiaries for periods following the Merger; references to “Ikena” refer to Ikena Oncology, Inc. for periods prior to the Merger; and references to “Legacy Inmagene” refer to Inmagene Biopharmaceuticals together with its consolidated subsidiaries for periods prior to the Merger.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until December 31, 2026.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standards. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will be a smaller reporting company and may continue to take advantage of the scaled-back disclosures available to smaller reporting companies for so long as we remain a smaller reporting company under the rules of the Securities and Exchange Commission.

The Offering

Shares of Common Stock Offered Hereunder	We are registering the resale by the selling stockholders named in this prospectus, or their permitted transfers, of an aggregate of 1,371,224 shares of common stock issued in the PIPE Financing.

Use of Proceeds	We will not receive any proceeds from the sale of our shares of common stock offered by the selling stockholders under this prospectus. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.

Nasdaq Symbol	“IMA”

RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the risk and uncertainties described under the section titled “Cautionary Note Regarding Forward-Looking Statements,” you should consider carefully the risks and uncertainties described under the heading “Risk Factors” and under similar headings in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, and other reports and documents that are incorporated by reference into this prospectus before deciding whether to purchase any of our common stock being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, financial condition and operating results. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

These forward-looking statements may include, among other things, statements about:

•	our strategies, prospects, plans, expectations or objectives of management for our future operations;

•	the potential benefits of olevaprubart, including as compared to our competitors’ products and product candidates;

•	our ability to maintain and protect our intellectual property rights;

•	legislative, regulatory, political and economic developments beyond our control and the potential impact on our business;

•

our plans and ability to raise significant additional capital to proceed with the development and commercialization of olevaprubart and any future product candidates and to fund our continued operations;

•	the initiation, timing and potential of planned or ongoing clinical trials for olevaprubart, including the timing for data readouts;

•	our progress, scope or timing of the development of olevaprubart, including our plans to develop olevaprubart for additional immunological and inflammatory indications;

•	expectations surrounding the potential safety, efficacy, and regulatory and clinical progress of olevaprubart and anticipated milestones and timing therefor;

•	our plans and expectations regarding our current or future collaborations;

•

our ability to successfully commercialize olevaprubart, if approved, the rate and degree of market acceptance of olevaprubart and the favorability of pricing regulations, reimbursement practices from third-party payors or healthcare reform initiatives in the United States and abroad;

•	our ability to successfully identify and validate new product candidates or additional indications for olevaprubart;

•	our planned use of cash and cash equivalents and the milestones we expect to fund with such proceeds;

•	the accuracy of our estimates regarding our cash runway, expenses, future revenues and capital requirements;

•	the sufficiency of our internal controls and procedures and our plans and ability to remediate any material weaknesses;

•	our expectations and plans regarding ongoing legal proceedings against us;

•	our ability to recognize the benefits that may be derived from the Merger, including the commercial or market opportunity of olevaprubart;

•	developments and projections relating to our competitors, our industry or the market opportunities for olevaprubart or any future product candidates;

•	regulatory, political, environmental, economic and public health developments in the United States and foreign countries; and

•	other risks and uncertainties, including those under the caption “Risk Factors.”

You should refer to the “Risk Factors” section herein and in the documents incorporated by reference herein for a discussion of material factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

All of the securities offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from the sale of our common stock hereunder.

SELLING STOCKHOLDERS

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of common stock each of the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, each of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for the table below.

Selling stockholder information for each additional selling stockholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such selling stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling stockholder and the number of shares registered on its behalf. A selling stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. This information has been obtained from the selling stockholders. The percentage of shares owned after the offering is based on 11,279,130 shares outstanding as of July 15, 2026.

	Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Name of Selling stockholder			Number	Percent
Entities affiliated with Blue Owl(1)	217,389	217,389	—	—
Entities affiliated with BVF(2)	1,128,648	468,223	1,170,726	9.91%
Omega Fund VI, L.P.(3)	936,222	267,556	668,666	5.69%
Entities affiliated with OrbiMed Advisors LLC(4)	1,630,940	83,611	1,547,329	12.89%
Entities affiliated with RTW Master Fund, Ltd.(5)	334,445	334,445	—	—
Total Shares		1,371,224

*	Less than 1%
(1)

Shares of our common stock beneficially owned prior to the offering represents 217,389 shares of common stock purchased by Blue Owl Healthcare Opportunities IV Public Investments LP (“Blue Owl Healthcare”) in the PIPE Financing. Blue Owl Healthcare Opportunities Advisors LLC is the investment manager of Blue Owl Healthcare and has voting and investment power over the securities held by Blue Owl Healthcare. Blue Owl Healthcare Opportunities Advisors LLC exercises voting and investment power through an investment committee comprised of Kevin Raidy, Timothy Anderson, Sandip Agarwala, and Brandyn Itzkowitz, who each disclaims beneficial ownership over these securities. The address for Blue Owl Healthcare Opportunities Advisors LLC is c/o 399 Park Avenue, 38th Floor, New York, NY 10022.

(2)

Shares of our common stock beneficially owned prior to the offering represents (i) an aggregate of 468,223 shares of common stock issued to entities affiliated with Biotechnology Value Fund, L.P. (“BVF”) upon the closing of the PIPE Financing, of which 243,528 were issued to BVF, 186,504 were issued to Biotechnology Value Fund II, L.P. (“BVF2”), 27,181 were issued to Biotechnology Value Trading Fund OS LP (“Trading Fund OS”) and 11,010 were issued to MSI BVF SPV, LLC (“MSI”), and (ii) (a) 349,661 shares of common stock and 18,646 shares of common stock issuable upon the exercise of pre-funded warrants held by BVF; (b) 246,765 shares of common stock held by BVF2; (c) 39,627 shares of common stock held by Trading Fund OS; and (d) 5,726 share of common stock held by MSI and excludes (w) 257,440 shares of common stock issuable upon the exercise of pre-funded warrants held by BVF; (x) 209,416 shares of common stock issuable upon the exercise of pre-funded warrants held by BVF2; (y) 34,835 shares of common stock issuable upon the exercise of pre-funded warrants held by Trading Fund OS; and (z) 8,610 shares of common stock issuable upon the exercise of pre-funded warrants held by MSI. Shares of our common stock beneficially owned after the offering represents the shares described in (ii), including those excluded in subparts (w), (x), (y) and (z). BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2, Trading Fund OS and MSI, beneficially owns the shares beneficially owned in the aggregate by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Account, including 16,736 shares held in the Partners Managed Account, and any shares held by MSI upon the closing of the PIPE Financing. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Account. The address of the principal business office of BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, MSI and Partners is 44 Montgomery St., 40th Floor, San Francisco, California 94104 and the address of the principal business office of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)

Shares of our common stock beneficially owned prior to the offering represents (i) 267,556 shares of common stock issued to Omega Fund VI, L.P. (“Omega Fund”) upon the closing of the PIPE Financing; (ii) (a) 187,426 shares of common stock and (b) 480,861 shares of common stock issuable upon the exercise of pre-funded warrants held by Omega Fund; and (iii) 379 shares of common stock held by Otello Stampacchia, a member of our Board. Shares of our common stock beneficially owned after the offering represents the shares described in (ii) and (iii). Omega Fund VI GP Manager, Ltd. (“Omega Ltd.”) is the sole general partner of Omega Fund VI GP, L.P. (“Omega GP”), which is the sole general partner of Omega Fund VI, L.P. (“Omega Fund”); and each of Omega Ltd. and Omega GP may be deemed to own beneficially the shares held by Omega Fund. Claudio Nessi and Dr. Stampacchia are the directors of Omega Ltd. and, as a result, may be deemed to share voting and investment power over the shares held directly by Omega Fund. Each of Dr. Nessi, Dr. Stampacchia, Omega Ltd. and Omega GP disclaim beneficial ownership of the shares held by Omega Fund except to the extent of their pecuniary interest therein. The principal business address of Omega Fund is 888 Boylston Street, Suite 1111, Boston, MA 02199.

(4)

Shares of our common stock beneficially owned prior to the offering represents (i) 83,611 shares of common stock issued to OrbiMed Private Investments VI, LP (“OPI VI”), upon the closing of the PIPE Financing, (ii) (a) 669,451 shares of common stock and 336,603 shares of common stock issuable upon the exercise of pre-funded warrants held by OPI VI; (b) 20,691 shares of common stock and 384,689 shares of common stock issuable upon the exercise of pre-funded warrants held by OrbiMed Genesis Master Fund,

L.P. (“Genesis”); and (c) 135,516 shares of common stock held by Worldwide Healthcare Trust PLC (“WWH”) and (iii) 379 shares of common stock held by David Bonita, a member of our Board. Shares of our common stock beneficially owned after the offering represents the shares described in (ii) and (iii). Furthermore, pursuant to an agreement between Dr. Bonita and OPI VI, OPI VI, has sole voting and dispositive power over any shares of common stock held by Dr. Bonita. OrbiMed Capital GP VI LLC (“GP VI”) is the general partner of OPI VI, and OrbiMed Advisors LLC (“Advisors”) is the managing member of GP VI. By virtue of such relationships, GP VI and Advisors may be deemed to have voting power and investment power over the securities held by OPI VI and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis. Advisors is the managing member of Genesis GP. Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OPI VI. Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by Genesis, except to the extent of its or his pecuniary interest therein if any. OrbiMed Capital LLC (“OrbiMed Capital”) is the portfolio manager of WWH. OrbiMed Capital exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by WWH, except to the extent of its or his pecuniary interest therein if any. The principal business address of each of these entities and individuals is c/o OrbiMed Advisors LLC, 601 Lexington Avenue 54th Floor, New York, NY 10022.
(5)

Represents (i) 11,169 shares of common stock held by RTW Biotech Opportunities Operating Ltd.; (ii) 142,815 shares of common stock held by RTW Innovation Master Fund, Ltd.; and (iii) 180,461 shares of common stock held by RTW Master Fund, Ltd, each of which were issued upon the closing of the PIPE Financing. RTW Investments, LP (“RTW”), in its capacity as the investment manager of RTW Biotech Opportunities Operating Ltd., RTW Innovation Master Fund, Ltd., and RTW Master Fund, Ltd. (each an “RTW Fund” and together, the “RTW Funds”), has the power to vote and the power to direct the disposition of the shares held by the RTW Funds. Accordingly, RTW may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D., as the Managing Partner of RTW, has the power to direct the vote and disposition of the securities held by RTW. Dr. Wong disclaims beneficial ownership of the shares held by the RTW Funds, except to the extent of his pecuniary interest therein. The address and principal office of RTW Investments, LP is 40 10th Avenue, Floor 7, New York, NY 10014, and the address of Dr. Wong and each of the RTW Funds is c/o RTW Investments, LP, 40 10th Avenue, Floor 7, New York, NY 10014.

Please see the section titled “Certain Relationships, Related Party and Other Transactions” in the documents incorporated by reference herein for information regarding material relationships with our selling stockholders within the past two years.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees, donees, transferees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of the date that the shares (i) have been sold, pursuant to this prospectus or pursuant to Rule 144, or (ii) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, and without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Cooley LLP will pass upon the validity of the securities offered hereby.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company not generating any revenue from product sales and incurring operating losses and negative cash flows from operations since inception as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC electronically, and the SEC maintains a website that contains our filings as well as reports, proxy and information statements, and other information we file electronically with the SEC at www.sec.gov.

We also make available free of charge on or through our website at imagenebio.com/investors, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. The website addresses for the SEC and us are inactive textual references and except as specifically incorporated by reference into this prospectus, information on, or accessible through, those websites are not part of this prospectus.

If you would like to request documents from the Company, please send a request in writing or by telephone to the following address:

ImageneBio, Inc.

12526 High Bluff Drive

Suite 345

San Diego, CA 92130

(858) 345-6265

Attn: Investor Relations

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of all offerings of securities covered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 10, 2026 (the “2025 Annual Report”);

•	the information specifically incorporated by reference into the 2025 Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2026;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 7, 2026 and August 5, 2026, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 17, 2026, March 17, 2026, April 13, 2026, June 17, 2026, June 26, 2026 and July 23, 2026; and

•	the description of our common stock filed as Exhibit 4.4 to the 2025 Annual Report, including all amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at ImageneBio, Inc., 12526 High Bluff Drive, Suite 345, San Diego, CA 92130 (858) 345-6265, Attn: Investor Relations.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$3,214	*
Legal fees and expenses	$75,000
Accounting fees and expenses	$25,000
Miscellaneous	$7,500

Total	$107,500

*

A registration fee of $3,214 was previously paid with respect to the Registration Statement (No. 333-290108) relating to the securities that were included in such registration statement and that are included in this Post-Effective Amendment. Accordingly, there is no registration fee due in connection with the registration of such securities hereby.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws limit or eliminate the personal liability of its directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to the Registrant or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

•

In addition, the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors, officers and, in the discretion of the Registrant’s board of directors (“Board”), certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

The Registrant will advance expenses, including attorneys’ fees, to its directors and, in the discretion of its Board, to its officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of the Registrant, subject to limited exceptions.

The Registrant has entered into indemnification agreements, and intends to continue to enter into separate indemnification agreements with its directors and executive officers. These agreements provide that the Registrant will indemnify each of the directors and executive officers to the fullest extent permitted by Delaware law. The Registrant will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director or executive officer in connection with any proceeding in which indemnification is available and the Registrant will indemnify its directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of the Registrant or in furtherance of the Registrant’s rights. Additionally, certain of the Registrant’s directors may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, the Registrant has agreed in the indemnification agreements that its obligations to those same directors are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

The Registrant also maintains general liability insurance which covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. The limitation of liability and indemnification provisions in the Registrant’s charter and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Registrant and its stockholders. A stockholder’s investment may be harmed to the extent the Registrant pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits.

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, dated December 23, 2024, by and among the Registrant, Insight Merger Sub I, Insight Merger Sub II, and Inmagene Biopharmaceuticals (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40287) filed with the SEC on December 23, 2024).

4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40287) filed with the SEC on March 30, 2021).

4.2	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Registrant, dated July 25, 2025 (Stock Split Amendment) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40287) filed with the SEC on July 29, 2025).

4.3	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Registrant, dated July 25, 2025 (Name Change Amendment) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40287) filed with the SEC on July 29, 2025).

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40287) filed with the SEC on March 30, 2021).

4.5	Registration Rights Agreement by and among the Registrant and the parties thereto, dated July 25, 2025 (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K (File No. 001-40287) filed with the SEC on July 29, 2025).

5.1	Opinion of Cooley LLP (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-290108) filed with the SEC on September 8, 2025).

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-290108) filed with the SEC on September 8, 2025).

24.2	Power of Attorney (incorporated by reference to Exhibit 24.2 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-290108) filed with the SEC on April 2, 2026).

24.3	Power of Attorney (included on signature page).

107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registrant’s Registration Statement on Form S-1 (File No. 333-290108) filed with the SEC on September 8, 2025).

*	Filed herewith.
+

The annexes, schedules, and certain exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

‡	Portions of the exhibit were omitted pursuant to Regulation S-K Item 601(a)(5) and 601(a)(6). The Registrant agrees to furnish to the SEC a copy of any omitted portions of the exhibit upon request.

(b) Financial Statement Schedules. All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 5, 2026.

ImageneBio, Inc.

By:	/s/ Kristin Yarema
Kristin Yarema, Ph.D. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kristin Yarema, Ph.D., as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kristin Yarema Kristin Yarema, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2026

/s/ Yanina Grant Yanina Grant	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2026

* Jonathan Jian Wang, Ph.D., MBA	Chair of the Board	August 5, 2026

* David P. Bonita, M.D.	Lead Independent Director	August 5, 2026

* Joseph P. Slattery	Director	August 5, 2026

* Otello Stampacchia, Ph.D.	Director	August 5, 2026

* Weiguo Su, Ph.D.	Director	August 5, 2026

*By:	/s/ Kristin Yarema
Kristin Yarema, Ph.D.
Attorney-in-fact